UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 Current Report




                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)       October 27, 2004
                                                --------------------------------



                         Applebee's International, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Delaware                   000-17962               43-1461763
  ------------------------------      ------------       -----------------------
 (State or other jurisdiction of      (Commission           (I.R.S. Employer
 incorporation or organization)       File Number)         Identification No.)

                4551 W. 107th Street, Overland Park, Kansas 66207
 -------------------------------------------------------------------------------
              (Address of principal executive offices and zip code)

                                 (913) 967-4000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                      None
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement  communications   pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement  communications   pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.           Results of Operations and Financial Condition

     On October 27 2004, Applebee's International, Inc. (the "Company") issued a press release entitled "Applebee's International Reports Third Quarter Diluted Earnings Per Share of $0.34 and Updates 2004 Outlook." The release contained the following information.


                                                           FOR IMMEDIATE RELEASE

Contact:  Carol DiRaimo,
          Vice President of Investor Relations
          (913) 967-4109

             Applebee's International Reports Third Quarter Diluted
              Earnings Per Share of $0.34 and Updates 2004 Outlook

Overland Park, Kan., October 27, 2004 -- Applebee's International, Inc. (Nasdaq:APPB) today reported net earnings of $28.3 million, or $0.34 per diluted share, for the third quarter ended September 26, 2004. This compares to net earnings of $25.6 million, or $0.30 per diluted share, for the third quarter of 2003.

System-wide comparable sales for the third quarter of 2004 increased 2.7 percent, the 25th consecutive quarter of comparable sales growth. Company and franchise restaurant comparable sales increased 1.1 percent and 3.1 percent, respectively, for the quarter. System-wide comparable sales for the year-to-date period through September increased 5.6 percent, with company and franchise restaurant comparable sales up 5.0 percent and 5.9 percent, respectively.

The company also reported comparable sales for the September fiscal period, comprised of the five weeks ended September 26, 2004. System-wide comparable sales increased 1.1 percent for the September period, and comparable sales for franchise restaurants increased 1.5 percent. Comparable sales for company restaurants decreased 0.1 percent, reflecting a decrease in guest traffic of approximately 1.0 to 1.5 percent, offset by a higher average check. As previously noted, the Olympics had a negative impact on sales for the first week of the September period. Several hurricanes also negatively impacted franchise comparable sales by approximately 0.5 percent during the month.

In addition, the company reported comparable sales for the October fiscal period, comprised of the four weeks ended October 24, 2004. System-wide comparable sales increased 1.7 percent for the October period, and comparable sales for franchise restaurants increased 2.4 percent. Comparable sales for company restaurants decreased 0.4 percent, reflecting a decrease in guest traffic of a similar amount, combined with a flat average check. The company noted that its Skillet Sensations(TM) promotion, which ran for three weeks during the October period, had lower price points than the prior year promotion, resulting in a negative impact on the average

                                    - more -
check. This promotion will run through the first two weeks of the November period. The October period also had one less week of advertising in comparison to the prior year. In addition, company restaurant sales were negatively impacted by the baseball playoffs and World Series as 26 percent of the company-owned restaurants are in St. Louis and New England. System-wide comparable sales for the year-to-date period through October have increased 5.3 percent, with company and franchise restaurant comparable sales up 4.5 percent and 5.5 percent, respectively.

Lloyd L. Hill, chairman and chief executive officer, said, "Consistent with what we've seen throughout the casual dining segment, our comparable sales and traffic growth slowed toward the end of the summer. Whether due to rising gasoline prices, economic uncertainty, or the upcoming election, consumer spending appears to have been more restrained recently. While we are not immune to these forces, we believe that our long-term strategies for continued growth are the right ones. We remain focused on improving operations throughout the system, as well as optimizing our key strategies for the remainder of the year."

Other results for the third quarter and year-to-date periods ended September 26, 2004 included:

     o Net earnings for the 39-week period ended September 26, 2004 were $86.0 million, or $1.02 per diluted share. This compares to net earnings in the same period of 2003 of $70.4 million, or $0.82 per diluted share, including an impairment charge of $5.6 million or approximately $0.06 per share in 2003.

     o Total system-wide sales for the quarter increased 9 percent over the prior year. System-wide sales are a non-GAAP financial measure that includes sales at all company and franchise Applebee's restaurants, as reported by franchisees. The company believes that system-wide sales information is useful in analyzing Applebee's market share and growth, and because franchisees pay royalties and contribute to the national advertising pool based on a percentage of their sales.

     o Applebee's ended the quarter with 1,637 restaurants open system-wide (413 company and 1,224 franchise restaurants). During the third quarter of 2004, there were 30 new Applebee's restaurants opened system-wide, including 9 company and 21 franchised restaurants.

     o The company repurchased 1,407,520 shares of common stock in the third quarter at an average price of $24.87 for an aggregate cost of $35.0 million. Year-to-date, the company has repurchased 3,504,970 shares of common stock at an average price of $25.17 for an aggregate cost of $88.2 million. As of September 26, 2004, $11.5 million remains available under the company's current stock repurchase authorization.


                                    - more -

     o As of September 26, 2004, the company had total debt outstanding of $46.7 million, with $97 million available under its revolving credit facility.

BUSINESS OUTLOOK

The company updated its guidance with respect to its business outlook for the remainder of fiscal year 2004:

     o More than 100 new restaurants are expected to open in 2004, including at least 32 company restaurants and 70 to 80 franchise restaurants. At least 11 company restaurants and 30 to 40 franchise restaurants are expected to open in the fourth quarter.

     o Comparable sales for the fourth quarter are now expected to increase by zero to two percent for company restaurants and by two to three percent for franchise restaurants, including the estimated negative impact of the timing of both Christmas Eve and Christmas Day on December sales. Company restaurants have implemented an approximate one percent price increase in conjunction with a new fall menu which rolled out on October 25, 2004.

     o As a result of lower company sales than previously expected, restaurant margins before pre-opening expense for the fourth quarter are expected to be approximately 150 to 200 basis points lower than the fourth quarter of 2003.

     o General and administrative expenses, as a percentage of operating revenues, are expected to be in the low to mid-9 percent range for the fourth quarter.

     o The effective income tax rate is currently expected to continue at 35.0 percent for the remainder of the year.

     o Excluding the cost of franchise acquisitions, capital expenditures are expected to be between $95 and $105 million in 2004.

     o Based on the foregoing assumptions, diluted earnings per share for the fourth quarter of 2004 are expected to be $0.28 to $0.30. Accordingly, fiscal year 2004 diluted earnings per share are now expected to be $1.30 to $1.32, an increase of 12 to 14 percent over fiscal year 2003 earnings per share (excluding an impairment charge of approximately $0.06 per share in 2003).

                                    - more -

The company also announced that its Board of Directors has authorized additional stock repurchases of up to $150,000,000 beginning in 2005 and has approved a written plan for repurchases of common stock in the open market in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934.

A conference call to review the third quarter 2004 results and the current business outlook will be held on Thursday morning, October 28, 2004, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). The conference call will be broadcast live over the Internet and a replay will be available shortly after the call on the Investor Relations section of the company's website (www.applebees.com).

Applebee's International, Inc., headquartered in Overland Park, Kan., develops, franchises and operates restaurants under the Applebee's Neighborhood Grill & Bar brand, the largest casual dining concept in the world. As of October 24, 2004, there were 1,633 Applebee's restaurants operating system-wide in 49 states and ten international countries. Additional information on Applebee's International can be found at the company's website (www.applebees.com).

Certain statements contained in this release, including fiscal year 2004 guidance as set forth in the Business Outlook section, are forward-looking and based on current expectations. There are several risks and uncertainties that could cause actual results to differ materially from those described, including but not limited to the ability of the company and its franchisees to open and operate additional restaurants profitably, the ability of its franchisees to obtain financing, the continued growth of its franchisees, and its ability to attract and retain qualified franchisees, the impact of intense competition in the casual dining segment of the restaurant industry, and its ability to control restaurant operating costs which are impacted by market changes, minimum wage and other employment laws, food costs and inflation. For additional discussion of the principal factors that could cause actual results to be materially different, the reader is referred to the company's current report on Form 8-K filed with the Securities and Exchange Commission on February 11, 2004. The company disclaims any obligation to update these forward-looking statements.


                                      # # #

                 APPLEBEE'S INTERNATIONAL, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS
                                   (Unaudited)
                    (in thousands, except per share amounts)


                                                                    13 Weeks Ended                         39 Weeks Ended
                                                          -----------------------------------    -----------------------------------
                                                           September 26,       September 28,       September 26,      September 28,
                                                               2004               2003                2004                2003
                                                          ---------------    ----------------    ----------------    ---------------
Revenues:
     Company restaurant sales .......................      $    247,173       $    222,429        $    738,502        $    650,946
     Franchise royalties and fees....................            30,105             27,594              91,656              82,088
     Other franchise income..........................             3,913              2,972              10,427               8,881
                                                          ---------------    ----------------    ----------------    ---------------
         Total operating revenues....................           281,191            252,995             840,585             741,915
                                                          ---------------    ----------------    ----------------    ---------------
Cost of company restaurant sales:
     Food and beverage...............................            65,115             57,200             195,277             169,086
     Labor...........................................            79,599             73,018             240,344             213,186
     Direct and occupancy............................            61,642             55,869             180,951             160,816
     Pre-opening expense.............................               998                576               1,939               1,131
                                                          ---------------    ----------------    ----------------    ---------------
         Total cost of company restaurant sales......           207,354            186,663             618,511             544,219
                                                          ---------------    ----------------    ----------------    ---------------
Cost of other franchise income.......................             3,521              2,837              11,493               8,510
General and administrative expenses..................            26,669             23,589              77,118              69,096
Amortization of intangible assets....................               199                 87                 443                 278
Loss on disposition of restaurants and equipment.....               441                116               1,520               1,314
                                                          ---------------    ----------------    ----------------    ---------------
Operating earnings...................................            43,007             39,703             131,500             118,498
                                                          ---------------    ----------------    ----------------    ---------------
Other income (expense):
     Investment income...............................               325                227                 566               1,048
     Interest expense................................              (379)              (330)             (1,139)             (1,369)
     Impairment of Chevys note receivable............               --                  --                  --              (8,803)
     Other income....................................               568                395               1,410                 601
                                                          ---------------    ----------------    ----------------    ---------------
         Total other income (expense)................               514                292                 837              (8,523)
                                                          ---------------    ----------------    ----------------    ---------------
Earnings before income taxes.........................            43,521             39,995             132,337             109,975
Income taxes.........................................            15,232             14,398              46,318              39,591
                                                          ---------------    ----------------    ----------------    ---------------
Net earnings.........................................      $     28,289       $     25,597        $     86,019        $     70,384
                                                          ===============    ================    ================    ===============

Basic net earnings per common share (a)..............      $       0.35       $       0.31        $       1.05        $       0.85
                                                          ===============    ================    ================    ===============
Diluted net earnings per common share (a)............      $       0.34       $       0.30        $       1.02        $       0.82
                                                          ===============    ================    ================    ===============

Basic weighted average shares outstanding (a)........            81,511             83,334              81,759              83,132
                                                          ===============    ================    ================    ===============
Diluted weighted average shares outstanding (a)......            83,503             85,777              84,079              85,482
                                                          ===============    ================    ================    ===============


(a) All earnings per share and weighted average share information reflects a three-for-two stock split effective at the close of business on June 15, 2004.



The following table contains information derived from the Company's consolidated statements of earnings expressed as a percentage of total operating revenues, except where otherwise noted. Percentages may not add due to rounding.


                                                                 13 Weeks Ended                       39 Weeks Ended
                                                      ------------------------------------  ----------------------------------
                                                        September 26,       September 28,     September 26,    September 28,
                                                            2004                2003              2004              2003
                                                      -----------------   ----------------  ---------------- -----------------
 Revenues:
      Company restaurant sales.......................        87.9%               87.9%             87.9%            87.7%
      Franchise royalties and fees...................        10.7                10.9              10.9             11.1
      Other franchise income.........................         1.4                 1.2               1.2              1.2
                                                      -----------------   ----------------  ---------------- -----------------
         Total operating revenues....................       100.0%              100.0%            100.0%           100.0%
                                                      =================   ================  ================ =================
 Cost of sales (as a percentage of
    company restaurant sales):
      Food and beverage..............................        26.3%               25.7%             26.4%            26.0%
      Labor..........................................        32.2                32.8              32.5             32.8
      Direct and occupancy...........................        24.9                25.1              24.5             24.7
      Pre-opening expense............................         0.4                 0.3               0.3              0.2
                                                      -----------------   ----------------  ---------------- -----------------
         Total cost of sales.........................        83.9%               83.9%             83.8%            83.6%
                                                      =================   ================  ================ =================

 Cost of other franchise income (as a percentage
    of other franchise income).......................        90.0%               95.5%            110.2%            95.8%
 General and administrative expenses.................         9.5                 9.3               9.2              9.3
 Amortization of intangible assets...................         0.1                  --               0.1               --
 Loss on disposition of restaurants and equipment....         0.2                  --               0.2              0.2
                                                      -----------------   ----------------  ---------------- -----------------
 Operating earnings..................................        15.3                15.7              15.6             16.0
                                                      -----------------   ----------------  ---------------- -----------------
 Other income (expense):
      Investment income..............................         0.1                 0.1               0.1              0.1
      Interest expense...............................        (0.1)               (0.1)             (0.1)            (0.2)
      Impairment of Chevys note receivable...........          --                  --                --             (1.2)
      Other income...................................         0.2                 0.2               0.2              0.1
                                                      -----------------   ----------------  ---------------- -----------------
         Total other income (expense)................         0.2                 0.1               0.1             (1.1)
                                                      -----------------   ----------------  ---------------- -----------------
 Earnings before income taxes........................        15.5                15.8              15.7             14.8
 Income taxes........................................         5.4                 5.7               5.5              5.3
                                                      -----------------   ----------------  ---------------- -----------------
 Net earnings........................................        10.1%               10.1%             10.2%             9.5%
                                                      =================   ================  ================ =================

The following table sets forth certain unaudited financial information and other restaurant data relating to company and franchise restaurants, as reported to us by franchisees:

                                                               13 Weeks Ended                     39 Weeks Ended
                                                       -------------------------------    -------------------------------
                                                       September 26,     September 28,    September 26,     September 28,
                                                           2004              2003              2004             2003
                                                       -------------     -------------    --------------    -------------
Number of restaurants:
     Company:
         Beginning of period.......................            405               373              383               357
         Restaurant openings.......................              9                 8               21                15
         Restaurants closed........................             (1)               --               (1)               (2)
         Restaurants acquired from franchisees.....             --                --               10                11
         Restaurants acquired by franchisees.......             --                (9)              --                (9)
                                                       -------------     -------------    --------------    -------------
         End of period.............................            413               372              413               372
                                                       -------------     -------------    --------------    -------------
     Franchise:
         Beginning of period.......................          1,207             1,155            1,202             1,139
         Restaurant openings.......................             21                12               40                41
         Restaurants closed........................             (4)               (5)              (8)               (7)
         Restaurants acquired from franchisees.....             --                --              (10)              (11)
         Restaurants acquired by franchisees.......             --                 9               --                 9
                                                       -------------     -------------    --------------    -------------
         End of period.............................          1,224             1,171            1,224             1,171
                                                       -------------     -------------    --------------    -------------
     Total:
         Beginning of period.......................          1,612             1,528            1,585             1,496
         Restaurant openings.......................             30                20               61                56
         Restaurants closed........................             (5)               (5)              (9)               (9)
                                                       -------------     -------------    --------------    -------------
         End of period.............................          1,637             1,543            1,637             1,543
                                                       =============     =============    ==============    =============

Weighted average weekly sales per restaurant:
     Company.......................................     $   46,365         $  45,976        $  47,489         $  45,356
     Franchise.....................................     $   47,253         $  45,760        $  48,258         $  45,637
     Total.........................................     $   47,027         $  45,812        $  48,067         $  45,569

Change in comparable restaurant sales:(1)
     Company.......................................           1.1%              5.9%             5.0%              5.2%
     Franchise.....................................           3.1%              4.4%             5.9%              3.5%
     Total.........................................           2.7%              4.8%             5.6%              3.9%

Total operating revenues (in thousands):
     Company restaurant sales......................     $  247,173         $ 222,429        $ 738,502         $ 650,946
     Franchise royalties and fees(2)...............         30,105            27,594           91,656            82,088
     Other franchise income(3).....................          3,913             2,972           10,427             8,881
                                                       -------------     -------------    --------------    -------------
     Total.........................................     $  281,191         $ 252,995        $ 840,585         $ 741,915
                                                       =============     =============    ==============    =============


(1) When computing comparable restaurant sales, restaurants open for at least 18 months are compared from period to period.
(2) Franchise royalties are generally 4% of each franchise restaurant's reported monthly gross sales. Reported franchise sales, in thousands, were $746,239 and $687,292 in the 2004 quarter and the 2003 quarter, respectively, and $2,274,777 and $2,047,735 in the 2004 year-to-date and 2003 year-to-date period, respectively. Franchise fees typically range from $30,000 to $35,000 for each restaurant opened.
(3) Other franchise income includes insurance premiums from franchisee participation in our captive insurance company and revenue from information technology products and services provided to certain franchisees.



                 APPLEBEE'S INTERNATIONAL, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
                      (in thousands, except share amounts)

                                                                                       September 26,        December 28,
                                                                                           2004                 2003
                                                                                      ----------------     ---------------
                                       ASSETS
Current assets:
     Cash and cash equivalents......................................................    $       441          $    17,867
     Short-term investments, at market value........................................            281                   27
     Receivables, net of allowance..................................................         37,079               31,950
     Receivables related to captive insurance subsidiary............................          3,107                  450
     Inventories....................................................................         33,950               20,799
     Prepaid income taxes...........................................................          7,704                5,800
     Other current assets related to captive insurance subsidiary...................            850                  657
     Prepaid and other current assets...............................................          9,943                9,072
                                                                                      ----------------     ---------------
         Total current assets.......................................................         93,355               86,622
Property and equipment, net.........................................................        457,071              421,536
Goodwill............................................................................        116,344              105,326
Restricted assets related to captive insurance subsidiary...........................         18,311               10,763
Other intangible assets, net .......................................................          5,564                1,137
Other assets .......................................................................         23,403               18,617
                                                                                      ----------------     ---------------
                                                                                        $   714,048          $   644,001
                                                                                      ================     ===============

                        LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Current portion of long-term debt..............................................    $       213          $       192
     Notes payable .................................................................          3,000                  --
     Accounts payable...............................................................         36,870               37,633
     Accrued expenses and other current liabilities.................................         81,678               96,637
     Loss reserve and unearned premiums related to captive insurance subsidiary.....         20,864               11,007
     Accrued dividends .............................................................            --                 3,863
                                                                                      ----------------     ---------------
         Total current liabilities..................................................        142,625              149,332
                                                                                      ----------------     ---------------
Non-current liabilities:
     Long-term debt - less current portion..........................................         43,529               20,670
     Deferred income taxes .........................................................         32,141                5,880
     Other non-current liabilities..................................................         11,286                8,387
                                                                                      ----------------     ---------------
         Total non-current liabilities..............................................         86,956               34,937
                                                                                      ----------------     ---------------
         Total liabilities..........................................................        229,581              184,269
                                                                                      ----------------     ---------------
Stockholders' equity:
     Preferred stock - par value $0.01 per share:  authorized - 1,000,000 shares;
       no shares issued.............................................................            --                   --
     Common stock - par value $0.01 per share:  authorized - 125,000,000 shares;
       issued - 108,503,243 shares..................................................          1,085                1,085
     Additional paid-in capital.....................................................        213,928              200,574
     Retained earnings..............................................................        609,925              523,954
                                                                                      ----------------     ---------------
                                                                                            824,938              725,613
     Treasury stock - 27,514,031 shares in 2004 and 25,715,767 shares in 2003, at
       cost.........................................................................       (340,471)            (265,881)
                                                                                      ----------------     ---------------
         Total stockholders' equity.................................................        484,467              459,732
                                                                                      ----------------     ---------------
                                                                                        $   714,048          $   644,001
                                                                                      ================     ===============



                 APPLEBEE'S INTERNATIONAL, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                                 (in thousands)

                                                                                               39 Weeks Ended
                                                                                     -----------------------------------
                                                                                     September 26,       September 28,
                                                                                          2004                2003
                                                                                     ---------------     ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net earnings...................................................................   $    86,019         $    70,384
     Adjustments to reconcile net earnings to net cash provided by operating activities:
        Depreciation and amortization...............................................        33,708              30,091
        Amortization of intangible assets...........................................           443                 278
        Amortization of unearned compensation ......................................         1,073                 785
        Other amortization .........................................................           242                 146
        Inventory impairment .......................................................         2,100                 --
        Deferred income tax provision (benefit).....................................        26,638                (541)
        Gain on sale of investments.................................................           --                  (24)
        Loss on disposition of restaurants and equipment............................         1,520               1,314
        Impairment of Chevys note receivable........................................           --                8,803
        Income tax benefit from exercise of options.................................         7,610               5,536
     Changes in assets and liabilities (exclusive of effects of acquisitions or dispositions):
        Receivables.................................................................        (4,916)             (5,890)
        Receivables related to captive insurance subsidiary.........................        (2,657)               (290)
        Inventories.................................................................       (15,039)             (2,454)
        Prepaid income taxes........................................................        (1,904)              5,002
        Other current assets related to captive insurance subsidiary ...............          (193)             (1,134)
        Prepaid and other current assets............................................        (1,185)              1,554
        Accounts payable............................................................          (763)              7,300
        Accrued expenses and other current liabilities..............................       (15,275)             (1,798)
        Loss reserve and unearned premiums related to captive insurance subsidiary..         9,857              10,073
        Accrued income taxes........................................................           --                  457
        Other.......................................................................        (1,010)                 68
                                                                                     ---------------     ---------------
        NET CASH PROVIDED BY OPERATING ACTIVITIES...................................       126,268             129,660
                                                                                     ---------------     ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of property and equipment............................................       (68,224)            (54,893)
     Restricted assets related to captive insurance subsidiary .....................        (7,548)             (8,830)
     Acquisition of restaurants.....................................................       (13,817)            (21,557)
     Lease acquisition costs .......................................................        (4,857)                --
     Purchases of short-term investments ...........................................          (253)                --
     Proceeds from sale of restaurants and equipment................................           --                8,579
     Maturities and sales of short-term investments.................................           --                  480
     Other investing activities ....................................................        (1,045)                --
                                                                                     ---------------     ---------------
        NET CASH USED BY INVESTING ACTIVITIES.......................................       (95,744)            (76,221)
                                                                                     ---------------     ---------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Purchases of treasury stock....................................................       (88,224)            (49,757)
     Dividends paid.................................................................        (3,911)             (3,323)
     Issuance of common stock upon exercise of stock options........................        13,371              11,269
     Shares issued under employee benefit plans ....................................         4,934               2,134
     Proceeds from issuance of notes payable........................................         3,000               4,800
     Net long-term debt proceeds (payments).........................................        22,880             (30,372)
                                                                                     ---------------     ---------------
        NET CASH USED BY FINANCING ACTIVITIES.......................................       (47,950)            (65,249)
                                                                                     ---------------     ---------------
NET DECREASE IN CASH AND CASH EQUIVALENTS...........................................       (17,426)            (11,810)
CASH AND CASH EQUIVALENTS, beginning of period......................................        17,867              15,169
                                                                                     ---------------     ---------------
CASH AND CASH EQUIVALENTS, end of period............................................   $       441         $     3,359
                                                                                     ===============     ===============


                                                       # # #

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




                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              APPLEBEE'S INTERNATIONAL, INC.
                                              (Registrant)


Date:     October 27, 2004                 By: /s/  Steven K. Lumpkin
         ---------------------                 ------------------------
                                               Steven K. Lumpkin
                                               Executive Vice President and
                                               Chief Financial Officer



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